UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2017

THEMAVEN, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-12471	68-0232575
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2125 Western Avenue, Suite 502 Seattle, WA	98121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  775-600-2765

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction .2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

* Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If any emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2017, theMaven, Inc. (the “Company”) announced that Mr. Gary Schuman has resigned as the Company’s Chief Financial Officer upon the successful completion of a private placement and filing of a Form S-1 registration statement.

On May 15, 2017, the Company appointed Mr. Martin L. Heimbigner as the Company’s Chief Financial Officer, effective as of May 15, 2017. Before joining the Company, Mr. Heimbigner was a partner at Pacific CFO Group, LLC from June 2016 to March 2017, and from November 2012 to October 2014, where he served as an advisor and senior finance and accounting executive at client companies of the firm. From November 2014 to May 2016, Mr. Heimbigner was Chief Financial Officer of BSQUARE Corporation (NASDAQ:BSQR). From January 2003 to November 2012 Mr. Heimbigner was a consultant with Tatum LLC, where he similarly served in senior finance and accounting executive roles with client companies. From January 2009 to April 2010 Mr. Heimbigner was President, Chief Executive Officer and a director at City Bank (NASDAQ:CTBK). He has held other senior partner or financial leadership positions earlier in his career at companies including Demand Media (NYSE:DMD), Intelligent Results (acquired by First Data, NYSE:FSD), Airbiquity Inc., Washington Energy Company (NYSE:WECO), and KPMG. Mr. Heimbigner holds an Executive MBA degree from the University of Washington, and a Bachelor of Arts degree in Business Administration and Accounting from Washington State University. He is a Certified Public Accountant in Washington State.

The Company and Mr. Heimbigner have previously entered into an executive employment agreement, dated March 20, 2017, a copy of which has been attached hereto as Exhibit 10.1 (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Heimbigner will receive an annual salary of $220,000 and is eligible to participate in the Company’s employee benefits plans. In addition, under the Employment Agreement, Mr. Heimbigner is entitled to an option to purchase 300,000 shares of the Company’s common stock under the Company’s equity incentive plan with a grant date of March 20, 2017 (the “Grant date”). The option exercise price is $1.22/share, which represents the closing price of the Company’s common stock prior to the date of his employment. One-third of the options will be vested on the first anniversary of the Grant Date, and the balance of the option will vest in twenty-four equal monthly installments for two years thereafter. The Employment Agreement also contains customary confidentiality, non-compete, non-solicitation and invention assignment provisions. This description of Mr. Heimbigner’s employment letter agreement is qualified by reference to its full text, which is filed with this report as Exhibit 10.1 and incorporated herein by reference.

A copy of the Company’s press release announcing Mr. Heimbigner’s appointment is filed with this report as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Employment letter agreement dated March 20, 2017 with Martin L. Heimbigner

99.1	Press release dated May 19, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THEMAVEN, INC.

Dated: May 19, 2017	By:	/s/ Martin Heimbigner
Name: Martin Heimbigner Title: Chief Financial Officer